AMERICAN FINANCIAL GROUP, INC. 10-Q

EXHIBIT 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002

In connection with the filing with the Securities and Exchange Commission of the Quarterly Report of American Financial Group, Inc. (the "Company") on Form 10-Q for the period ended September 30, 2006 (the "Report"), the undersigned officers of the Company, certify, pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of their knowledge:

(1)  The Report fully complies with the requirements of section 13(a)
     or 15(d) of the Securities Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of
     operations of the Company.

November 8, 2006	BY: s/S. Craig Lindner
Date	S. Craig Lindner
Co-Chief Executive Officer

November 8, 2006	BY: s/Carl H. Lindner III
Date	Carl H. Lindner III
Co-Chief Executive Officer

November 8, 2006	BY: s/Keith A. Jensen
Date	Keith A. Jensen
Senior Vice President
(principal financial and
accounting officer)

A signed original of this written statement will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.

E-5